Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June __, 2022, by and between MPHASE TECHNOLOGIES, INC., a New Jersey corporation, with its executive offices located at 1011 Wootton Parkway, Suite 1040, Rockville, MD 20850 (the “Company”), and AJB CAPITAL INVESTMENTS, LLC, a Delaware limited liability company, with an address at 4700 Sheridan Street, Suite J, Hollywood, FL 33021 (the “Buyer”).

RECITALS

WHEREAS, the Company desires to issue and sell to the Buyer and the Buyer desires to purchase from the Company, on and subject to the terms and conditions set forth in this Agreement, a $1,200,000 principal amount 10% promissory note of the Company, in the form attached hereto as Exhibit A (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), which Note is convertible following an Event of Default (as defined therein) into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on and subject to the terms and conditions set forth therein; and

WHEREAS, in connection with issuance and sale of the Note, the Company desires to pay an incentive fee to Buyer (the “Incentive Fee”) through the issuance to Buyer, on and subject to the terms and conditions set forth in this Agreement, (a) 4,500,000 Incentive Fee Shares (as hereinafter defined), subject to adjustment as provided for herein; and (b) a warrant in the form attached hereto as Exhibit B (the “Warrant”), to purchase up to 1,000,000 shares of Common Stock, subject to adjustment as provided for therein; and

WHEREAS, The Company and the Buyer are executing and delivering this Agreement and consummating the transactions contemplated herein in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(a)(2) thereof and the rules and regulations thereunder as promulgated by the United States Securities and Exchange Commission (the “SEC”) and under applicable state securities laws.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, conditions, representations and warranties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTE.

a. Purchase of Note. On the Closing Date (as hereinafter defined), the Company shall issue and sell the Note to the Buyer and the Buyer shall purchase the Note from the Company for a purchase price of $1,080,000 (the $1,200,000 principal amount of the Note less original issue discount of $1,200,000) (the “Purchase Price”). The Note will be secured by a lien on the Company’s assets granted to the Buyer by the Company pursuant to the Security Agreement in the form attached hereto as Exhibit C.

b. Payment of the Incentive Fee. On the Closing Date, the Company shall pay the Incentive Fee to the Buyer by issuing the Incentive Fee Shares and the Warrant to the Buyer.

c. Form of Payment. On the Closing Date, (i) the Buyer shall pay the Company the amount of $__________, representing the Purchase Price for the Note, less $_______ in other deductions provided for herein, by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions; and (ii) the Company shall deliver the duly executed Note and pay the Incentive Fee by delivering certificates or statements of book entry evidencing 4,500,000 Incentive Fee Shares registered in the Buyer’s name in accordance with Section 4(o) of this Agreement and the duly executed Warrant.

d. Closing Date. Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 7 and Section 8 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on the date hereof, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by remote exchange of documents, or at such location as may be agreed to by the Company and the Buyer.

2. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company that:

a. Investment Intent. As of the date hereof, the Buyer is purchasing the Note, the Incentive Fee Shares, the Note, the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (including, without limitation, such additional shares of Common Stock, if any, as are issuable (i) on account of interest on the Note; (ii) as a result of the events described in Sections 1.3 and 1.4(g) of the Note; or (iii) in payment of the Standard Liquidated Damages Amount as defined in Section 2(f) of this Agreement, (such shares of Common Stock being collectively referred to herein as the “Conversion Shares”), the Warrant, and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrant (the “Warrant Shares,” and together with the Note, the Incentive Fee Shares, the Conversion Shares and the Warrant, collectively, the “Securities”), for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an applicable exemption under the Securities Act.

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b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act (an “Accredited Investor”).

c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and applicable and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer has been, and for so long as the Note, the Incentive Fee Shares and the Warrant remain outstanding will continue to be, (i) furnished with all publicly available materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer and (ii) afforded the opportunity to ask questions of the Company’s management. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.

e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

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f. Transfer or Re-sale. The Buyer understands that (i) the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the Securities Act; (b) the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company; (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of the Buyer who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor; (d) the Securities are sold pursuant to Rule 144 or other applicable exemption; or (e) the Securities are sold pursuant to Regulation S under the Securities Act (or a successor rule) (“Regulation S”), and the Buyer shall have delivered to the Company, at the cost of the Company, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if said Rule 144is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, within three (3) business days of delivery of the opinion to the Company, the Company shall pay to the Buyer liquidated damages of five percent (5%) of the outstanding amount of the Note per day plus accrued and unpaid interest on the Note, prorated for partial months, in cash or shares at the option of the Buyer (“Standard Liquidated Damages Amount”). If the Buyer elects to be pay the Standard Liquidated Damages Amount in shares of Common Stock, such shares shall be issued at the Conversion Price (as defined in the Note) at the time of payment.

g. Legends. The Buyer understands that the Note and the Warrant, until such time as the Conversion Shares, the Incentive Fee Shares and the Warrant Shares have been registered under the Securities Act may be sold pursuant to Rule 144 or Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares, the Incentive Fee Shares and the Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

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The legend set forth above shall be removed and the Company shall issue a certificate or book entry statement without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 or Regulation S or other applicable exemption without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. The Buyer agrees to sell all Securities, including those represented by a certificate(s) or a book entry statement(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline (as hereinafter defined), it will be considered an Event of Default pursuant to Section 3.2 of the Note.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.

i. Residency. The Buyer is organized in the jurisdiction set forth in the preamble.

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3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Buyer that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as hereinafter defined), if any, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation or other entity to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industry in which the Company or any Subsidiary operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any pandemic, epidemics or human health crises (including COVID-19); (vi) any changes in applicable laws or accounting rules (including GAAP); (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents; or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Buyer). As used in this Agreement, “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note the Warrant and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof; (ii) the execution and delivery of this Agreement, the Note and the Warrant by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note, the Conversion Shares, the Incentive Fee Shares, the Warrant, the Warrant Shares and the issuance and reservation for issuance of shares of Common Stock issuable upon conversion or exercise thereof) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required; (iii) this Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and bind the Company accordingly; and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Note and the Warrant, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

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c. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (i) 500,000,000 shares of Common Stock, authorized of which _________ shares are issued and outstanding; and (ii) 1,000 shares of preferred stock, par value $0.01 per share, all of which are issued and outstanding. Except as disclosed in the SEC Documents (as hereinafter defined), the Conversion Shares and the Warrant Shares, no shares are reserved for issuance pursuant to any equity incentive plan, securities (other than the Note and the Warrant) convertible into or exercisable or exchangeable for shares of Common Stock. All of the Company’s outstanding shares of capital stock are, or the Conversion Shares, the Incentive Fee Shares and the Warrant Shares, when issued will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in the SEC Documents, as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act; and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Company has filed in its SEC Documents true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable or exchangeable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

d. Issuance of the Securities. The issuance of the Note, the Incentive Fee Shares and the Warrant is duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued and in the case of the Incentive Fee Shares, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issuance thereof. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the Note or exercise of the Warrant in accordance with their respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. Incentive Fee Shares

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Note and the Warrant Shares upon exercise of the Warrant. The Company further acknowledges that its obligation to issue the Conversion Shares upon conversion of the Note, additional Incentive Fee Shares in accordance with this Agreement and the Note and the Warrant Shares upon exercise of the Warrant, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

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f. No Conflicts. The execution, delivery and performance of this Agreement, the Note and the Warrant by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares and the Warrant Shares and the issuance of the Incentive Fee Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws; or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for (i) possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) defaults of currently outstanding securities instruments. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note and the Warrant in accordance with the terms hereof or thereof or to issue and sell the Note, the Incentive Fee Shares and the Warrant in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note and the Warrant Shares upon exercise of the Warrant. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the OTC Pink (the “OTC Pink”), the OTCQB or any similar quotation system, and does not reasonably anticipate that the Common Stock will be delisted by the OTC Pink, the OTCQB or any similar quotation system, in the foreseeable future nor are the Company’s securities “chilled” by DTC. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

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g. SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since July 1, 2019 (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to July 1, 2019, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the Exchange Act. For the avoidance of doubt, filing of the documents required in this Section 3(g) via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) shall satisfy all delivery requirements of this Section 3(g).

h. Absence of Certain Changes. Since March 31, 2022, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or Exchange Act reporting status of the Company or any of its Subsidiaries.

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i. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

j. Patents, Copyrights, etc. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Company’s knowledge, the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

k. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company’s officers has or is expected to have a Material Adverse Effect.

l. Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

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m. Certain Transactions. Except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of equity awards disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

n. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

o. Acknowledgment Regarding Buyer’ Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’ purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

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p. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

q. Brokers. The Company hereby represents and warrants that it has engaged H.C. Wainwright & Co. LLC as the sole broker (the “Broker”) in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder. The Company covenants and agrees that should any claim be made against Purchaser for any commission or other compensation by the Broker, based upon the Company’s engagement of such person in connection with this transaction, the Company shall indemnify, defend and hold Purchaser harmless from and against any and all damages, expenses (including attorneys’ fees and disbursements) and liability arising from such claim. The Company shall pay the commission of the Broker, to the attention of the Broker, pursuant to their separate agreement(s) between the Company and the Broker.

r. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2022, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

s. Environmental Matters.

(i) There are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. As used in this Agreement, the term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.

(iii) There are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

t. Title to Property. Except as disclosed in the SEC Documents, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

u. Internal Accounting Controls. Except as disclosed in the SEC Documents the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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v. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company did not receive a qualified opinion from its auditors with respect to its most recent fiscal year end other than with respect to its ability to continue as a “going concern” and, after giving effect to the transactions contemplated by this Agreement, does not anticipate or know of any basis upon which its auditors might issue a qualified opinion in respect of its current fiscal year (other than with respect to its ability to continue as a “going concern”).

x. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

y. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Company will provide to the Buyer true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

z. Bad Actor. No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

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aa. Shell Status. The Company represents that it is not a “shell” issuer and that if it previously has been a “shell” issuer, that at least twelve (12) months have passed since the Company has reported Form 10 type information indicating that it is no longer a “shell” issuer. Further, the Company will instruct its counsel to either (i) write a 144- 3(a)(9) opinion to allow for salability of the Conversion Shares or (ii) accept such opinion from Holder’s counsel.

bb. No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

cc. Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

dd. Sarbanes-Oxley Act. The Company and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

ee. Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. No executive officer (as defined in Rule 501(f) promulgated under the Securities Act) or other key employee of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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ff. Breach of Representations and Warranties by the Company. The Company agrees that if the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to the Buyer pursuant to this Agreement and it being considered an Event of Default under Section 3.5 of the Note, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Company, until such breach is cured. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price in effect at the time of payment.

4. COVENANTS.

a. Best Efforts. The parties shall use their respective best efforts to satisfy timely each of the conditions described in Section 7 and 8 of this Agreement.

b. Form D; Blue Sky Laws. If requested by Buyer, the Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

c. Use of Proceeds. The Company shall use the proceeds from the sale of the Note for working capital, other general corporate purposes, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

d. Reserved.

e. Expenses. The Company shall reimburse the Buyer for any and all expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (“Documents”), including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make immediate payment for reimbursement to the Buyer for all fees and expenses immediately upon written notice by the Buyer or the submission of an invoice by the Buyer. At Closing, the Company’s initial obligation with respect to this transaction is to reimburse Buyer’s legal expenses of $12,500 plus the cost of wire fees and $6,000 to the Buyer for management due diligence fees.

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f. Financial Information. The Company agrees to send or make available the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 4(f).

g. Listing. The Company shall promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as the Buyer owns any of the Securities, shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note. The Company will obtain and, so long as the Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTC Pink, OTCQB or any equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE American and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Company shall promptly provide to the Buyer copies of any material notices it receives from the OTC Pink, OTCQB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. The Company shall pay any and all fees and expenses in connection with satisfying its obligation under this Section 4(g).

h. Corporate Existence. So long as the Buyer beneficially owns any of the Securities, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company’s assets, where the surviving or successor entity in such transaction (i) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith; and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTC Pink, OTCQB, the Nasdaq Global Market. The Nasdaq Capital Market, the New York Stock Exchange or NYSE AMEX.

i. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

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j. Failure to Comply with the Exchange Act. So long as the Buyer beneficially owns the Note, the Company shall comply with the reporting requirements of the Exchange Act; and the Company shall continue to be subject to the reporting requirements of the Exchange Act.

k. Restriction on Activities. Commencing as of the date first above written, and until the sooner of the twelve (12) month anniversary of the date first written above or payment of the Note in full, or full conversion of the Note, the Company shall not, directly or indirectly, without the Buyer’s prior written consent, which consent shall not be unreasonably withheld: (a) change the nature of its business; (b) sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business; or (c) solicit any offers for, respond to any unsolicited offers for, or conduct any negotiations with any other person or entity in respect of any variable rate debt transactions (i.e., transactions were the conversion or exercise price of the security issued by the Company varies based on the market price of the Common Stock), whether a transaction similar to the one contemplated hereby or any other investment.

l. Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company’s transfer agent and the Buyer a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of Conversion Shares or the Warrant Shares (assuming a cashless exercise of the Warrant) by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the Securities Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the Securities Act for resale pursuant to an effective registration statement) or other applicable exemption. Should the Company’s legal counsel fail for any reason to issue the Legal Counsel Opinion, the Buyer may (at the Company’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion.

m. Par Value. If the closing bid price at any time the Note is outstanding falls below $0.01, the Company shall cause the par value of its Common Stock to be reduced to less than $0.01.

n. Breach of Covenants. The Company agrees that if the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an Event of Default under Section 3.4 of the Note, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or in shares of Common Stock at the option of the Buyer, until such breach is cured, or with respect to Section 4(d) above, the Company shall pay to the Buyer the Standard Liquidated Damages Amount in cash or shares of Common Stock, at the option of the Buyer, upon each violation of such provision. If the Company elects to pay the Standard Liquidated Damages Amounts in shares of Common Stock, such shares shall be issued at the Conversion Price in effect at the time of payment.

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o. Incentive Fee Shares.

(i) Initial Issuance. As part of the Incentive Fee payable by the Company to the Buyer hereunder, the Company shall issue to the Buyer the Warrant and $900,000 of shares of its Common Stock issuing to Buyer that number of shares of the Company’s Common Stock equal to such amount. It is agreed that the number of shares of Common Stock issuable to Buyer under this Section 4(o) at Closing shall be 4,500,000 shares (the “Incentive Fee Shares”). The Company shall instruct its transfer agent (the “Transfer Agent”) at Closing to issue at Closing (A) one (1) certificate or book entry statement representing 2,500,000 Incentive Fee Shares at Closing; and (B) one certificate or book entry statement representing 2,000,000 Incentive Fee Shares. The Buyer shall never be in possession of an amount of Common Stock greater than 4.99% of the issued and outstanding Common Stock of the Company provided, however that this ownership restriction described in this Section 4(o) may be waived by Buyer, in whole or in part, upon 61 days’ prior written notice. In the event that the certificates or book entry statements representing the Incentive Fee Shares are not delivered to the Buyer within three (3) Business Days of Closing, such failure shall be an immediate Event of Default under this Agreement, the Note, the Warrant, the Security Agreement and all other agreements, certificates and documents, delivered hereunder or thereunder or otherwise referenced herein (collectively, the “Transaction Documents”). Incentive Fee Shares.. The Incentive Fee Shares and Warrant Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Incentive Fee Shares and Warrant Shares shall be deemed fully earned as of the date hereof, regardless of the amount or number of loans made under the Note.

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(ii) Adjustments. It is the intention of the Company and the Buyer that the Buyer shall be able to sell (if Buyer so elects, in Buyer’s sole and absolute discretion) the Incentive Fee Shares, and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Buyer in connection with the sale thereof) from such sale equal to $900,000 (the “Incentive Fee Cash Amount”). The Buyer shall use its best efforts to sell the Incentive Fee Shares in the principal trading market of the Company’s Common Stock or otherwise, at any time in accordance with applicable securities laws. At any time the Buyer may elect during the period beginning on the date which is the six (6) month anniversary of the Closing Date and ending on the date which is the thirty-six (36) month anniversary of the Closing Date (the “Adjustment Period”), the Buyer may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Buyer from the sale of 100% of the Incentive Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Buyer of the Sale Reconciliation, the Buyer has not realized net proceeds from the sale of such Incentive Fee Shares equal to at least the Incentive Fee Cash Amount, as shown on the Sale Reconciliation, then the Company shall either pay in cash the applicable shortfall amount or immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock (based upon the average VWAP of such Securities for the five (5) days prior to such issuance) to the Buyer in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Incentive Fee Shares, the Buyer shall have received total net funds equal to the Incentive Fee Cash Amount. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Buyer still has not received net proceeds equal to at least the Incentive Fee Cash Amount, then the Company shall again be required to immediately pay in cash the applicable shortfall amount or take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer as contemplated above, and such additional issuances shall continue until the Buyer has received net proceeds from the sale of such Common Stock equal to the Incentive Fee Cash Amount. In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its Transfer Agent to issue certificates or book entry statements representing such additional shares of Common Stock to the Buyer immediately subsequent to the Buyer’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its Transfer Agent to deliver such certificates or book entry statements to Buyer within three (3) Business Days following the date Buyer notifies the Company that additional shares of Common Stock are to be issued hereunder. In the event such certificates or book entry statements representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said three (3) Business Day period, same shall be an immediate default under this Agreement and the Transaction Documents. Nothing herein contained shall be interpreted to in any way limit the net proceeds from the sale of the Incentive Fee Shares which shall be generated by the Buyer. The Company’s obligation to pay the Incentive Fee contemplated by this Section 4(o) thru the issuance and sale of Incentive Fee Shares, shall be an obligation hereunder, secured by all the Transaction Documents. For the purposes of this Agreement, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (A) if the Common Stock is then listed or quoted on the principal trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the principal trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (B) if OTCQB or OTCQX is not the principal trading market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable; (C) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Buyer and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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(iii) Redemption. In the event that the Note has been repaid in full (including accrued and unpaid interest) on or prior to the date that is six (6) months from the date hereof, the Company shall have the right to redeem 2,500,000 Incentive Fee Shares (as adjusted for stock splits, stock dividends or similar events) which were originally issued (the “Redeemable Incentive Fee Shares”) for an amount payable by the Company to the Buyer in cash of an aggregate of one dollar ($1.00). Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Redeemable Incentive Fee Shares shall be immediately redeemed without any further action on the part of the Company or the Buyer. Notwithstanding the foregoing, in the event of a redemption pursuant hereto, the adjustments permitted pursuant to Section 4(o)(i) shall not reduce the amounts owing pursuant hereto or the shares of Common Stock to be issued in connection therewith.

p. SEC Disclosures. The Company agrees to include disclosure of this Agreement and the transactions contemplated herein, including, without limitation, the name of the Buyer, in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K (as applicable).

q. Registration Statement. No later than ninety (90) days from the Closing Date, the Company shall prepare and file with the SEC a registration statement covering the resale of all of the Incentive Fee Shares, Conversion Shares and Warrant Shares, which shall be declared effective no later than one hundred eighty (180) days from the date of this Agreement (the “Registration Effective Date”). The foregoing registration statement shall be filed on Form S-1 or any successor forms thereto. The registration statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Buyer and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments provided by the Buyer or its counsel. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section, including all fees and expenses associated with effecting the registration of the Conversion Shares, Incentive Fee Shares and Warrant Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Conversion Shares, Incentive Fee Shares and Warrant Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Buyer and the Buyer’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Conversion Shares, Incentive Fee Shares and Warrant Shares being sold. The Company shall notify the Buyer by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the registration statement is declared effective and shall simultaneously provide the Buyer with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

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r. Negative Covenant. The Company shall not, directly or indirectly, issue or sell any Common Stock, or any securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock, without the prior written consent of the Buyer; provided, however, subject to the following:

(i) Participation in Subsequent Financing. The Buyer shall have the first right to purchase the securities offered in any Subsequent Financing (“Subsequent Financing Securities”) in any amount equal to up to 100% of the Subsequent Financing (the “Participation Maximum”) on substantially the same terms, conditions and price provided for in the Subsequent Financing (“Subsequent Financing Terms”). Between five (5) and ten (10) Trading Days prior to the closing of any Subsequent Financing, the Company shall deliver to Buyer a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall request that the Buyer advise the Company if Buyer wishes to receive and review an additional notice that includes details of such Subsequent Financing as specified below (such additional notice, a “Subsequent Financing Notice”). Upon the request of Buyer, and only upon a request by Buyer, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to Buyer. The Subsequent Financing Notice shall: (A) describe in reasonable detail the Subsequent Financing Securities and Subsequent Financing Terms of the Subsequent Financing, including tenor, security, equity components, fees, the amount of proceeds intended to be raised thereunder (or minimum and maximum amounts) and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected; and (B) include a term sheet or similar document relating to the Subsequent Financing as an attachment. If Buyer wishes to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth Trading Day after Buyer has received the Pre-Notice (the “Notice Termination Time”) that it is willing to participate in the Subsequent Financing, the amount of its desired participation (up to the Participation Maximum), and representing and warranting that Buyer has such funds ready, willing, and available for such investment on the terms and conditions set forth in the Subsequent Financing Notice. If the Company receives no such notice from Buyer as of the Notice Termination Time, Buyer shall be deemed to have notified the Company that it does not elect to participate in the Subsequent Financing. If by the Notice Termination Time, notification by Buyer of its willingness to participate in the Subsequent Financing is less than the total amount of the Participation Maximum, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Person or Persons set forth in the Subsequent Financing Notice.

(ii) Most Favored Nation. Buyer, whether or not participating in a particular Subsequent Financing, shall have the right, exercisable at any time prior to the Notice Termination Time for such Subsequent Financing, to accept Subsequent Financing Securities and the Subsequent Financing Terms of such Subsequent Financing in lieu of the Securities and the terms of this Agreement (“MFN Right”). If the Company receives such notice from Buyer of the exercise of its MFN Right as of the Notice Termination Time for such Subsequent Financing, then: (A) effective upon the closing of such Subsequent Financing, the terms of the securities (and, if and to the extent relevant, the underlying securities) then held by Buyer and this Agreement (collectively, “Present Terms”) shall automatically be amended by (i) substituting the form, mix and terms of such securities (and, if and to the extent relevant, the underlying securities) with those of the Subsequent Financing Securities and ii) incorporating by reference, mutatis mutandis, the Subsequent Financing Terms in lieu of the Present Terms; and (B) thereafter, upon the reasonable request of the Company or Buyer, the parties shall reasonably cooperate with each other in order to further or better evidence or effect such substitution(s) and amendment(s), and to otherwise carry out the intent and purposes of this Section, including the physical exchange of securities for Subsequent Financing Securities.

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(iii) Other Issuances. Notwithstanding anything to the contrary contained herein, if the Company, at any time while the Note or any amounts due hereunder are outstanding, issues, sells or grants any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues (or has sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, shares of Common Stock, in each or any case at an effective price per share that is fifty (50%) percent lower than the price per share of the Incentive Fee Shares (such lower price, the “Base Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed that if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Base Price, such issuance shall be deemed to have occurred for less than the Base Price on such date of the Dilutive Issuance), then the price per share of the Incentive Fee Shares shall be reduced, at the option of the Buyer, to a price equal to the Base Price and the Company shall issue additional shares of common stock to fulfill any shortfall to the Incentive Fee.

s. Piggy-Back Registration. If the Company proposes to register any of its Common Stock, it will give prompt written notice to the Buyer of its intention to effect such registration (the “Incidental Registration”). Within ten Business Days of receiving such written notice of an Incidental Registration, the Buyer may make a written request (the “Piggy-Back Request”) that the Company include in the proposed Incidental Registration all, or a portion, of the shares owned by the Buyer (which Piggy-Back Request shall set forth the number of shares intended to be disposed of by the Buyer and the intended method of disposition thereof). The Company will use its commercially reasonable efforts to include in any Incidental Registration all shares which the Company has been requested to register pursuant to any timely Piggy-Back Request, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the shares so to be registered.

5. Reserved.

6. Transaction Expense Amount. Upon Closing, the Company shall pay Buyer’s legal counsel the Buyer’s legal fees incurred in connection herewith pursuant to Section 4(e), which amount shall be offset against the proceeds of the Note and shall be paid to Buyer at Closing.

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7. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by the Buyer to the Company upon conversion of the Note in accordance with the terms thereof and for the Warrant Shares in such amounts as specified from time to time by the Buyer to the Company upon exercise of the Warrant in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Company and the Company. Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act or the date on which the Conversion Shares and the Warrant Shares may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the Securities Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of Securities as of a particular date that can then be immediately sold and in the case of the Warrant Shares prior to registration of the Warrant Shares under the Securities Act or the date on which the Warrant Shares may be sold pursuant to Rule 144 or other applicable exemption without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares or the Warrant Shares under the Securities Act or the date on which the Conversion Shares are to be issued to the Buyer upon conversion of or otherwise pursuant to the Note or the Warrant Shares are to be issued to the Buyer upon exercise of the Warrant as and when required by the Note and this Agreement; and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement or any Warrant Shares issued to the Buyer upon exercise of or otherwise pursuant to the Warrant as and when required by the Warrant. Nothing in this Section 7 shall affect in any way the Buyer’s obligations and agreement set forth in Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If the Buyer provides the Company, at the cost of the Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144 or other applicable exemption, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

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8. CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL. The obligation of the Company hereunder to issue and sell the Note to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. The Buyer shall have executed and delivered this Agreement to the Company.

b. The Buyer shall have paid the Purchase Price to the Company in accordance with Section 1(c) above.

c. The Buyer shall have delivered to the Company duly executed copies of the other Transaction Documents to which the Buyer is a party.

d. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

9. CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Note and the Warrant at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

a. The Company shall have executed and delivered this Agreement to the Buyer.

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b. The Company shall have executed and delivered the Note to the Buyer.

c. The Company shall have delivered to the Buyer the Incentive Fee Shares in accordance with Section 1(c) and Section 4(o) above.

d. The Company shall have executed and delivered the Warrant to the Buyer (in such denominations as the Buyer shall request) and in accordance with Section 1(c) above.

e. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.

f. The Company shall have delivered to the Buyer duly executed copies of the Security Agreement and the other Transaction Documents.

g. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and Board of Directors resolutions relating to the transactions contemplated hereby.

h. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

i. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the Exchange Act reporting status of the Company or the failure of the Company to be timely in its Exchange Act reporting obligations.

j. The Conversion Shares and the Warrant Shares shall have been authorized for quotation on the OTC Pink, OTCQB or any similar quotation system and trading in the Common Stock on the OTC Pink, OTCQB or any similar quotation system shall not have been suspended by the SEC or the OTC Pink, OTCQB or any similar quotation system.

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10. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement, the Note or any other agreement, certificate, instrument or document contemplated hereby shall be brought only in the state courts located in the State of New York, County of New York or in the federal courts located in the State of New York, County of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs at both the trial and appellate levels. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts (including by facsimile, .pdf or other electronic transmission), each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Buyer and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

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d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement, the Note, the Warrant and the other Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Buyer.

f. Notices. Any notices or other communications required or permitted to be given under the terms of this Agreement that must be in writing will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by email; or (c) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be as set forth in the preamble to this Agreement. Each party shall provide five (5) business days prior notice to the other party of any change in address in accordance with the provisions of this Section 10(f).

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 2(f), the Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from the Buyer or to any of its “affiliates,” as that term is defined under the Exchange Act, without the consent of the Company.

h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the closing hereunder not withstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

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j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

m. Publicity. The Company, and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTC Market or FINRA filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, OTC Market (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

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n. Indemnification. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Note, the Warrant or the other Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby; or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby; (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities; or (C) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by this Agreement, other than in the case of this clause (C), as result of the gross negligence, willful misconduct or violation of law by the Buyer or any Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

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IN WITNESS WHEREOF, the Company and the Buyer have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

mPHASE tECHNOLOGIES, INC.

By:
Name:
Title:

THE BUYER:

AJB Capital Investments, LLC

By:
Ari Blaine, Partner

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EXHIBIT A

Form of Make Whole Notice

INCENTIVE FEE SHARES MAKE WHOLE NOTICE

Reference is made to that certain Securities Purchase Agreement dated as of June __, 2022 (the “Purchase Agreement”), by and between mPhase Technologies, Inc., a New Jersey corporation (the “Company”) and AJB Capital Investments, LLC, a Delaware limited liability company (the “Buyer”). Pursuant to Section 4(o)(i) of the Purchase Agreement, the undersigned hereby directs you to issue that number of shares of Common Stock constituting the “Make Whole Amount” as set forth below, of the Borrower, within two days of the date hereof or the next succeeding business day. No fee will be charged to the Buyer for any such issuance, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐	The Borrower shall electronically transmit the Common Stock issuable pursuant to this Incentive Fee Shares Make Whole Notice to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:
Account Number:

☐	The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Make Whole Amount (number of shares of common stock to be issued) ______________

AJB CAPITAL INVESTMENTS, LLC

By:
Name:
Title:

Date:

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